Exhibit 99.1

         Compuware to Acquire IT Governance Market-Leader Changepoint,
              Further Optimize, Quantify and Communicate IT Value


   Compuware Governance Solution to Help Manage and Measure IT Performance;
                Align IT Investments With Business Priorities


    DETROIT, April 28 /PRNewswire-FirstCall/ -- Compuware Corporation
(Nasdaq: CPWR) today announced it has signed a definitive agreement to acquire privately held Changepoint Corporation for $100 million cash. This acquisition will augment Compuware's ability to help CIOs effectively manage scarce resources to maximize the value IT brings to the business. The transaction is anticipated to close in the near future.

    "CIOs need to be able to clearly measure, allocate and demonstrate the value they bring to the business," said Peter Karmanos, Jr., Compuware Chairman and CEO. "Compuware will now be able to offer CIOs unmatched insight and visibility into their people, projects, resources and applications. Our award-winning solutions and experience in development, quality assurance and performance management -- as well as our understanding of both distributed and legacy systems -- will make Compuware's governance offering the broadest available today."

    Founded in 1992 and headquartered in Toronto, Changepoint offerings help IT organizations by providing critical insight into IT spending, operations and management. For the twelve months ended March 31, 2005, Changepoint's revenues are expected to be $30 million (USD). Approximately 190 employees are expected to join Compuware and form a new business unit as a result of this transaction.

    "Companies invest great sums managing business-driving applications," said Theresa Lanowitz, research director, Gartner Inc. "IT governance is a proactive way for CIOs to engage with the business, providing IT executives with the visibility they need to ensure that these technology investments achieve tangible business results. Clearly, CIOs could greatly benefit from an IT governance solution that helps them enhance the effectiveness of their organization across the application life cycle."

    The Compuware IT Governance offering will enable CIOs to:

    -- More easily and accurately quantify and measure the business value of technology investments across distributed and legacy architectures through a straightforward "dashboard" approach

    -- Bring IT governance to the development phase of the application life cycle, where most IT budgets are spent and 80 percent of defects are introduced

    -- Communicate effectively with line-of-business partners and other stakeholders

    -- Integrate business and IT cultures to foster better collaboration

    "Compuware's geographic reach, strong sales infrastructure and brand recognition will allow us to more effectively meet the rising demand for IT governance solutions," said Gerry Smith, Changepoint President and CEO. "We're excited about the opportunity this presents for bringing our proven technology into broader markets."


    Conference Call

    Compuware Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss the acquisition of Changepoint. The call can be accessed by dialing 877-459-8388 within the United States and +1-484-630-8751 internationally. The passcode for the call is Compuware. More information regarding this acquisition is available at: http://www.compuware.com/solutions/governance.htm . A webcast and replay will be available. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com .


    Compuware Corporation

    Compuware Corporation (Nasdaq: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.


    Changepoint Corporation

    Changepoint Corporation provides global services organizations and corporate IT departments with business process automation software to improve efficiency and provide total visibility into operations, enabling the proactive management of operational and employee performance. Leading services organizations choose Changepoint for its unmatched breadth, depth and integration.


    Press Contacts

    Lisa Elkin, Vice President, Communications and Investor Relations, Compuware Corporation, 313-227-7345

    Chuck Tatham, Vice President, Marketing and Business Development, Changepoint Corporation, 905-886-7700, extension 4292


    Certain statements made in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only on the date of the release. While we believe any forward-looking statements we made are reasonable, actual results could differ materially since the statements are based on our current expectations about Changepoint and our acquisition of Changepoint and are subject to risks and uncertainties. Risks and uncertainties about the Company are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.



SOURCE  Compuware Corporation
    -0-                             04/28/2004
    /CONTACT: Lisa Elkin, Vice President, Communications and Investor Relations of Compuware Corporation, +1-313-227-7345; or Chuck Tatham, Vice President, Marketing and Business Development of Changepoint Corporation, +1-905-886-7700, extension 4292/
    /Company News On-Call: http://www.prnewswire.com/comp/112310.html/ /Web site: http://www.compuware.com
                http://www.compuware.com/solutions/governance.htm /
    (CPWR)

CO:  Compuware Corporation; Changepoint Corporation
ST:  Michigan, Canada
IN:  CPR STW MLM
SU:  TNM CCA MAV